UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-20381	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements. FARO Technologies, Inc. (the “Company”) is party to amended and restated employment agreements with each of Jay Freeland, its Chief Executive Officer, and Keith S. Bair, its Chief Financial Officer and Senior Vice President, the material terms of which were described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 14, 2008. On April 2, 2009, the Board of Directors of the Company (the “Board”) approved an amendment to each of the amended and restated employment agreements to conform the definition of change in control in each agreement to the definition of change in control contained in the Company’s Change in Control Severance Policy.

Copies of the amendments to the amended and restated employment agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Amendment to 2004 Equity Incentive Plan. On April 2, 2009, the Board also approved an amendment to the Company’s Amended and Restated 2004 Equity Incentive Plan (the “Plan”) to remove the section providing that, upon a non-employee director’s retirement from the Board following at least five years of continuous service on the Board, all unvested equity awards under the Plan held by such non-employee director would vest and, if applicable, become immediately exercisable. The other provisions of the Plan remain unchanged.

A copy of the amendment to the Plan is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On April 6, 2009, the Company issued a press release announcing a global reduction in force, effective April 2, 2009. The reduction impacts approximately 14% of the Company’s workforce and is driven by lower sales and continued general economic weakness. As a result of the reduction, the Company estimates a charge of approximately $1.0 million related to severance costs. Of this $1.0 million in projected severance costs, approximately $0.5 million was previously disclosed in the press release issued by the Company on April 6, 2009. Since publication of the press release, the Company has determined that it will incur an additional charge of approximately $0.5 million in connection with severance costs associated with its European operations. All such charges will be recorded in the first quarter of fiscal year 2009.

This current report on Form 8-K contains statements relating to our estimate of severance costs. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially form our expectations. The factors include, but are not limited to, our ability to accurately estimate costs associated with the reduction in force and our assumptions with respect to significant accounting policies. The Company is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Amendment to Amended and Restated Employment Agreement between Jay Freeland and FARO Technologies, Inc., dated April 2, 2008.

10.2	Amendment to Amended and Restated Employment Agreement between Keith S. Bair and FARO Technologies, Inc., dated April 2, 2008.

10.3	Amendment to the FARO Technologies, Inc. Amended and Restated 2004 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO TECHNOLOGIES, INC. (Registrant)

April 8, 2009		/s/ Jay Freeland
	By:	Jay Freeland
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Amended and Restated Employment Agreement between Jay Freeland and FARO Technologies, Inc., dated April 2, 2008.

10.2	Amendment to Amended and Restated Employment Agreement between Keith S. Bair and FARO Technologies, Inc., dated April 2, 2008.

10.3	Amendment to the FARO Technologies, Inc. Amended and Restated 2004 Equity Incentive Plan